EXHIBIT 99.1

For Immediate Release

SPANISH BROADCASTING SYSTEM REPORTS
RESULTS FOR THE THIRD QUARTER 2003

- Results Exceed High End of Previously Announced Third Quarter Guidance -

COCONUT GROVE, FLORIDA, November 12, 2003 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and nine-month periods ended September 30, 2003.

Reported net revenue for the quarter was $35.7 million compared to $35.1 million for the same prior year period. To provide better clarity on our third quarter net revenue guidance and results, prior year’s quarter pro forma net revenue excludes prior year’s non-cash AOL barter revenue since the AOL agreement concluded in August 2002. Our prior year’s pro forma net revenue for the quarter, excluding non-cash AOL barter revenue of $1.6 million, was $33.5 million, resulting in pro forma net revenue growth of 6.6%. By achieving this growth, SBS exceeded the high end of its previously announced guidance of low to mid single-digit pro forma net revenue growth. This growth is mostly attributable to double-digit growth in our stations KLAX-FM and KXOL-FM, serving the Los Angeles market. In addition, the start-up stations in Chicago and Los Angeles, which began operating in the first quarter of 2003, generated combined net revenue of $1.2 million. Offsetting the pro forma net revenue growth was a decrease in net revenue in our station WSKQ-FM, serving the New York market. For the nine months ended September 30, 2003, SBS reported net revenue of $100.2 million compared to $101.2 million for the same prior year period. Our prior year’s nine months pro forma net revenue, excluding non-cash AOL barter revenue of $6.3 million, was $94.9 million, resulting in pro forma net revenue growth of 5.6% for the nine month period ended September 30, 2003.

Reported station operating income for the quarter was $16.6 million compared to $16.1 million for the same prior year period. To provide better clarity on our third quarter station operating income guidance and results, prior year’s pro forma station operating income for the quarter, excluding the minimal non-cash AOL barter results totaled $16.1 million and the current quarter’s pro forma station operating income, excluding non-cash programming expense related to the KXOL-FM warrant issuances of $(1.4) million, was $18.0 million, resulting in pro forma station operating income growth of 11.8%. By achieving this growth, SBS exceeded the high end of its previously announced guidance of low single digit station operating income growth. This growth resulted from a combination of an increase in pro forma net revenue and improved operating efficiencies throughout the majority of our core markets. For the nine months ended September 30, 2003, SBS reported station operating income of $42.5 million compared to $42.1 million for the same prior year period. Our prior year’s nine months pro forma station operating income, excluding the minimal non-cash AOL barter results, totaled $42.1 million and the current nine months’ pro forma station operating income, excluding non-cash programming expense related to the KXOL-FM warrant issuances of $(2.9) million, was $45.4 million, resulting in pro forma station operating income growth of 7.8% for the nine month period ended September 30, 2003.

Corporate expenses for the quarter were $4.6 million compared to $3.6 million for the same prior year period, an increase of $1.0 million. The increase in corporate expenses resulted mainly from increases in legal and professional fees, as well as insurance premiums, including directors and officers insurance. For the nine months ended September 30, 2003, SBS reported corporate expenses of $13.8 million compared to $9.6 million for the same prior year period, an increase of $4.2 million.

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Raúl Alarcón, Jr., Chairman and CEO, commented, “Our third quarter results surpassed our forecast, primarily due to growth in revenues and market share at our Los Angeles cluster. Leveraging our ratings growth, we are continuing to pursue and secure a greater part of the advertising revenues in the nation’s largest Hispanic radio market. Given the overall lackluster environment in the radio industry, we have continued to support our ratings and sales efforts, while operating as efficiently as possible. Most of our core stations have maintained leadership positions in reaching the key Hispanic demographics, and our recently launched station in Los Angeles has made impressive gains in ratings. We have also taken steps to unlock the value of non-core assets to improve our financial flexibility and support our strategic growth. The outlook for radio advertising remains difficult to predict, particularly at the local level, but we continue to focus on gaining market share so that we can fully benefit when a sustained recovery begins to surface.”

Discontinued Operations

On December 31, 2001, the Company adopted the provisions of SFAS 144 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”. Under SFAS 144, discontinued businesses or assets held for sale are removed from the results of continuing operations. The Company determined that the pending sales of our KLEY-FM and KSAH-AM stations serving San Antonio, TX and KPTI-FM serving San Francisco, CA, as well as the sale of KTCY-FM serving Dallas, TX which was completed in August 2002 met the criteria in accordance with SFAS 144.

For the three and nine months ended September 30, 2003, the San Antonio and San Francisco stations’ intangible assets and property and equipment were classified as held for sale and their operations as discontinued operations. The results of operations of these stations in the current year and prior year periods have been classified as discontinued operations in the attached financial highlights and consolidated statements of operations.

Non-GAAP Financial Measures

To provide greater comparability on our station operating performance, SBS’ guidance was on a pro forma basis, which excluded the prior period’s non-cash AOL barter results and the current period’s non-cash programming expense related to warrants issued under the terms of our Asset Purchase Agreement for KXOL-FM. These items were excluded due to their significant non-cash impact. Included below is a table that reconciles the three- and nine-months unaudited reported results, in accordance with Generally Accepted Accounting Principles (GAAP) to pro forma results, as well as a table that reconciles reported operating income from continuing operations to pro forma same station operating income.

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UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS

	Three-months ended September
(Amounts in millions)			%	Company’s
CONSOLIDATED NET REVENUE	2003	2002	Change	Guidance

Reported net revenue from continuing operations	$35.7	$35.1	1.7%
less: AOL barter revenue (1)	—	1.6

Pro forma net revenue from continuing operations	$35.7	$33.5	6.6%	Low to Mid
				Single Digit
PRO FORMA SAME STATION NET REVENUE (5)

Reported net revenue	$35.7	$35.1	1.7%
less: Non same station net revenue	1.2	—
less: AOL barter revenue (1)	—	1.6

Pro forma same station net revenue (5)	$34.5	$33.5	3.0%

Reported operating income from continuing operations	$11.4	$11.8	-3.4%

add back: Corporate expenses	4.6	3.6
add back: Depreciation & amortization	0.6	0.7

Station operating income (3) (formerly BCF)	$16.6	$16.1	3.1%

add back: AOL operating loss result (1)	—	—
add back: warrant expense (2)	1.4	—

Pro forma station operating income (4)	$18.0	$16.1	11.8%	Low Single
				Digit
add back: non same station operating loss result	—	0.4
Pro forma same station operating income (5)	$18.0	$16.5	9.1%

UNAUDITED GAAP REPORTED RESULTS RECONCILED TO PRO FORMA RESULTS

	Nine-months ended September
(Amounts in millions)			%
CONSOLIDATED NET REVENUE	2003	2002	Change

Reported net revenue from continuing operations	$100.2	$101.2	-1.0%
less: AOL barter revenue (1)	—	6.3

Pro forma net revenue from continuing operations	$100.2	$94.9	5.6%

PRO FORMA SAME STATION NET REVENUE (5)

Reported net revenue	$100.2	$101.2	-1.0%
less: Non same station net revenue	2.2	0.2
less: AOL barter revenue (1)	—	6.3

Pro forma same station net revenue (5)	$98.0	$94.7	3.5%

Reported operating income from continuing operations	$26.6	$30.4	-12.5%
add back: Corporate expenses	13.8	9.6
add back: Depreciation & amortization	2.1	2.1

Station operating income (3) (formerly BCF)	$42.5	$42.1	1.0%

add back: AOL operating loss result (1)	—	—
add back: warrant expense (2)	2.9	—

Pro forma station operating income (4)	$45.4	$42.1	7.8%

add back: non same station operating loss result	1.9	1.2

Pro forma same station operating income (5)	$47.3	$43.3	9.2%

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(1)	The Company’s barter agreement with AOL Time Warner concluded in August 2002; therefore, pro forma results exclude prior revenue and expenses associated with the agreement due to their non-recurring and significant non-cash impact.

(2)	The Company issued warrants related to the Asset Purchase Agreement for KXOL-FM. For the three- and nine-months ended September 30, 2003, non-cash warrant expense was $1.4 and $2.9 million, respectively, which was included in station operating expenses.

(3)	Station operating income is defined as operating income from continuing operations before corporate expenses and depreciation and amortization. Station operating income replaces broadcast cash flow (BCF) as the metric used by management to assess the performance of our stations. Although it is calculated in the same manner as BCF, management believes that using the term “station operating income” provides a more accurate description of the performance measure.

(4)	Pro forma station operating income is defined as station operating income excluding AOL barter results and warrant expense.

(5)	Pro forma same station results reflect stations operated during the same periods on a comparable monthly basis. In addition, it excludes non-cash AOL barter results, non-cash warrant expense and LaMusica.com Internet results.

Station operating income and same station results are not measures of performance or liquidity calculated in accordance with GAAP. However, the Company believes that these measures are useful in evaluating its performance because they reflect a measure of performance for our radio stations before considering costs and expenses related to our specific corporate and capital structure. In addition, the Company believes same station results provide a useful measure of performance because they present station operating income before the impact of any acquisitions or dispositions completed during the relevant periods, which allows SBS to measure only the performance of radio stations it owned and operated during the entire relevant periods. These measures are widely used in the broadcast industry to evaluate a radio company’s operating performance and are used by management for internal budgeting purposes and to evaluate the performance of the Company’s radio stations. However, these measures should not be considered in isolation or as substitutes for operating income, net income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because station operating income and same station results are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies.

Fourth Quarter 2003 Outlook

For the three-month period ending December 31, 2003, SBS expects net revenue growth to be in the low single digit range over the comparable prior year period. Additionally, station operating income growth is expected to be in the flat to low single digit range over the comparable prior year period. The Company’s fourth quarter’s capital expenditures are projected to be approximately $1.1 million. Our outlook for the fourth quarter ending December 31, 2003 includes revenue and expenses related to the new stations in Los Angeles and Chicago.

Third Quarter 2003 Conference Call

SBS will host a teleconference today at 11.00 a.m. ET to discuss today’s release of financial results. To access the teleconference, please dial (785) 832-1508 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through November 19, 2003 that can be accessed by dialing (402) 220-0866. There will also be a live webcast of the conference call, located at www.spanishbroadcasting.com/webcasts.shtml. A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest Hispanic-controlled radio broadcasting company in the United States. SBS currently owns 27 stations in seven of the top-ten U.S. Hispanic markets, including New York, Los Angeles, Miami, Chicago, San Antonio, San Francisco and Puerto Rico. The Company also operates LaMusica.com, a bilingual Spanish-English Internet Web site providing content related to Latin music, entertainment, news and culture. The Company’s corporate website is located at www.spanishbroadcasting.com.

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The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company’s control, including general economic conditions, consumer spending levels, adverse weather conditions and other factors could cause actual results to differ materially from the Company’s expectations.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media

Joseph A. García Executive Vice President, Chief Financial Officer and Secretary (305) 441-6901	Chris Plunkett Brainerd Communicators, Inc. (212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations and other information as of and for the three- and nine-month periods ended September 30, 2003 and September 29, 2002.

	Three-Months Ended Sept.		Nine-Months Ended Sept.

Amounts in thousands (except per share data)	2003	2002	2003	2002

Net revenue from continuing operations	$35,700	$35,124	$100,158	$101,205
Station operating expenses from continuing operations	19,060	18,980	57,684	59,089
Corporate expenses	4,570	3,609	13,751	9,559
Depreciation and amortization	651	715	2,117	2,102

Operating income from continuing operations	11,419	11,820	26,606	30,455
Interest expense, net	8,826	8,574	26,256	25,775
Other expense (income), net	(2,643)	66	(2,866)	(200)

Income from continuing operations before income taxes, discontinued operations and cumulative effect of a change in accounting principle	5,236	3,180	3,216	4,880

Income tax expense	7,410	5,103	5,287	49,242

Loss from continuing operations before discontinued operations and cumulative effect of a change in accounting principle	(2,174)	(1,923)	(2,071)	(44,362)
(Loss) income from discontinued operations, net of tax	(225)	1,830	(340)	1,905
Cumulative effect of a change in accounting principle for intangible assets, net of tax	—	—	—	(45,288)

Net loss	$(2,399)	$(93)	$(2,411)	$(87,745)

Net loss per common share before discontinued operations and cumulative effect of a change in accounting principle:
Basic and Diluted	$(0.04)	$(0.03)	$(0.03)	$(0.69)

Net income (loss) per common share for discontinued operations:
Basic and Diluted	$—	$0.03	$(0.01)	$0.03

Net loss per common share attributed to a cumulative effect of a change in accounting principle, net of tax:
Basic and Diluted	$—	$—	$—	$(0.70)

Net loss per common share:
Basic and Diluted	$(0.04)	$—	$(0.04)	$(1.36)

Weighted average common shares outstanding:
Basic and Diluted	64,684	64,673	64,683	64,669

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Selected Unaudited Balance Sheet Information and Other Data:

September 30,
Amounts in thousands	2003

Cash and cash equivalents	$46,604

Total assets	$650,120

Current portion of long-term debt	$222
9 5/8 Senior subordinated notes, net	324,960
Other long-term debt	3,780

Total current and long-term debt	328,962

Total stockholder’s equity	$227,981

Total capitalization	$556,943

	Nine-Months Ended September

	2003	2002

Capital expenditures from continuing operations	$2,364	$2,730

Cash paid (received) for income taxes, net	$191	$(14)